                                                                     EXHIBIT 11

                       GRANITE BROADCASTING CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                            Three Months Ended September 30,         Nine months ended September 30,
                                            --------------------------------         -------------------------------
                                               1997                 1996                  1997               1996
                                               ----                 ----                  ----               ----
                                                       (Unaudited)                              (Unaudited)
Primary:

Weighted average common shares
    outstanding                                8,767,216           8,677,841            8,755,984          8,589,403
                                            ============        ============         ============       ============

Loss before extraordinary item              $ (2,180,804)       $ (3,506,052)        $ (4,942,022)      $ (5,150,249)
Extraordinary loss                            (5,248,315)                ---           (5,569,119)        (2,891,250)
                                            -------------       ------------         -------------      -------------

Net loss                                    $ (7,429,119)       $ (3,506,052)        $(10,511,141)      $ (8,041,499)
                                            =============       =============        =============      =============

Net loss attributable to
    common shareholders                     $(13,317,709)       $ (4,387,372)       $ (26,480,832)      $(10,685,456)
                                            =============       =============       ==============      =============

Per common share:
      Loss before extraordinary item        $      (0.92)       $     (0.51)        $      (2.39)       $     (0.91)
      Extraordinary loss                           (0.60)                ---               (0.64)             (0.34)
                                            -------------       ------------        -------------       ------------
      Net loss                              $      (1.52)       $     (0.51)        $      (3.03)       $     (1.25)
                                            =============       ============        =============       ============


Fully Diluted:

Weighted average common shares
    outstanding                                8,767,216           8,677,841            8,755,984          8,589,403
                                            ============        ============         ============       ============

Loss before extraordinary item              $ (2,180,804)       $ (3,506,052)        $ (4,942,022)      $ (5,150,249)
Extraordinary loss                            (5,248,315)                ---           (5,569,119)        (2,891,250)
                                            -------------       ------------         -------------      -------------

Net loss                                    $ (7,429,119)       $ (3,506,052)        $(10,511,141)      $ (8,041,499)
                                            =============       =============        =============      =============

Net loss attributable to
    common shareholders                     $(13,317,709)       $ (4,387,372)       $ (26,480,832)      $(10,685,456)
                                            =============       =============       ==============      =============

Per common share:
      Loss before extraordinary item        $      (0.92)       $     (0.51)        $      (2.39)       $     (0.91)
      Extraordinary loss                           (0.60)                ---               (0.64)             (0.34)
                                            -------------       ------------        -------------       ------------
      Net loss                              $      (1.52)       $     (0.51)        $      (3.03)       $     (1.25)
                                            =============       ============        =============       ============